Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Ron Gales, (626) 302-7927

Edison International Reports Fourth Quarter and Full-Year 2019 Results

ROSEMEAD, Calif., February 27, 2020 - Edison International (NYSE: EIX) today reported fourth quarter 2019 net income of $143 million, or $0.40 per share, compared to a net loss of $1.4 billion, or $4.39 loss per share, in the fourth quarter 2018. As adjusted, fourth quarter 2019 core earnings were $355 million, or $0.99 per share, compared to core earnings of $305 million, or $0.94 per share, in the fourth quarter 2018.

Southern California Edison's (SCE) fourth quarter 2019 net income of $194 million, or $0.54 per share, compared favorably to a net loss of $1.4 billion, or $4.38 loss per share, in the fourth quarter 2018. SCE's fourth quarter 2019 earnings per share (EPS) increased by $4.92 from the prior year period, consisting of $0.07 of higher core EPS and $4.85 of lower non-core loss per share. Higher core EPS was primarily due to the adoption of the 2018 General Rate Case (GRC) final decision and higher Federal Energy Regulatory Commission (FERC) revenue due to the settlement of SCE's 2018 Formula Rate proceeding and rate base growth, partially offset by higher wildfire mitigation expenses that were not deferred as regulatory assets and the increase in shares outstanding in 2019. Lower non-core loss per share was mainly related to the absence of an after-tax charge of $1.8 billion, or $5.60 per share, recorded in the fourth quarter 2018 related to wildfire-related claims associated with the 2017/2018 wildfire events, net of recoveries, and the increase in shares outstanding in 2019. This was partially offset by an after-tax charge of $157 million, or $0.44 per share, recorded in the fourth quarter 2019 related to wildfire-related claims associated with the 2017/2018 wildfire events, net of recoveries, and an after-tax expense of $61 million, or $0.17 per share, related to the amortization of SCE's contributions to the Wildfire Insurance Fund.

Edison International Parent and Other's fourth quarter 2019 net loss of $51 million, or $0.14 loss per share, was higher than a net loss of $35 million, or $0.11 loss per share, reported in the fourth quarter 2018. Edison International Parent and Other’s fourth quarter 2019 loss per share increased by $0.03 compared to fourth quarter 2018, consisting of $0.02 of higher core loss per share and $0.01 of higher non-core loss per share. Higher core loss per share was primarily due to higher interest expense and corporate expenses, partially offset by the increase in shares outstanding in 2019 and the absence of an after-tax goodwill impairment charge of $13 million, or $0.04 per share, on the Edison Energy reporting unit in 2018. The higher non-core loss per share was mainly related to an after-tax goodwill impairment charge of $18 million, or $0.05 per share, on the Edison Energy reporting unit in 2019.

Additionally, Edison International recorded net income of $34 million, or $0.10 per share, from discontinued operations in the fourth quarter 2018.

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

“An important part of 2019 was the State’s enactment and initial implementation of Assembly Bill 1054, including SCE’s participation in the Wildfire Fund and receipt of its approved safety certification,” said Pedro J. Pizarro, president and chief executive officer of Edison International. “SCE filed its 2021 General Rate Case which continues our significant investment in wildfire mitigation through grid hardening, increased situational awareness and enhanced operational practices, while investing in transportation electrification and infrastructure replacement. Additionally, through its Pathway 2045 whitepaper, SCE has identified substantial long-term opportunities across California to help meet the state’s 2045 carbon neutrality goal.”

Full-Year Earnings

For 2019, Edison International reported net income of $1.3 billion, or $3.78 per share, compared to a net loss of $423 million, or $1.30 loss per share, for 2018. As adjusted, Edison International’s core earnings were $1.6 billion, or $4.70 per share, compared to core earnings of $1.4 billion, or $4.15 per share, in 2018.

SCE's 2019 net income of $1.4 billion, or $4.15 per share, compared favorably to a net loss of $310 million, or $0.95 loss per share, in 2018. SCE's 2019 EPS increased by $5.10 from 2018, consisting of $0.59 of higher core EPS and $4.51 of lower non-core loss per share. Higher core EPS were due to the adoption of the 2018 GRC final decision, higher FERC revenue due to the settlement of SCE's 2018 Formula Rate proceeding and rate base growth, and the timing of regulatory deferral and cost recovery of incremental wildfire insurance expenses. These increases were partially offset by higher wildfire mitigation expenses that were not deferred as regulatory assets and the increase in shares outstanding in 2019. Lower non-core loss per share was mainly related to the absence of an after-tax charge of $1.8 billion, or $5.60 per share, recorded in 2018 related to wildfire-related claims associated with the 2017/2018 wildfire events, net of recoveries, and the increase in shares outstanding in 2019, partially offset by an after-tax charge of $157 million, or $0.46 per share, recorded in 2019 related to wildfire-related claims associated with the 2017/2018 wildfire events, net of recoveries, an after-tax impairment charge of $123 million, or $0.36 per share, related to disallowed historical capital expenditures in the 2018 GRC final decision and an after-tax expense of $109 million, or $0.32 per share, related to the amortization of SCE's contributions to the Wildfire Insurance Fund.

Edison International Parent and Other's 2019 net loss of $125 million, or $0.37 loss per share, compared favorably to a net loss of $147 million, or $0.45 loss per share, reported in 2018. Edison International Parent and Other’s 2019 loss per share decreased by $0.08 compared to 2018, consisting of $0.04 of higher core loss per share and $0.12 of lower non-core loss per share. Higher core loss per share was primarily due to higher interest expense and corporate expenses, partially offset by lower losses from the competitive businesses under Edison Energy Group, the absence of an after-tax goodwill impairment charge recorded in 2018 of $13 million, or $0.04 per share, on the Edison Energy reporting unit and the increase in shares outstanding in 2019. Lower non-core loss per share was primarily due to the absence of a loss recorded in 2018 related to the sale of SoCore Energy, partially offset by an after-tax goodwill impairment charge of $18 million, or $0.06 per share, for Edison Energy reporting unit in 2019.

Additionally, Edison International recorded net income of $34 million, or $0.10 per share, from discontinued operations in 2018.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

2020 Earnings Guidance

The company announced basic and core earnings guidance of $4.32 to $4.62 per share for 2020. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.

2020 Basic and Core Earnings Guidance
as of February 27, 2020
	Low	Mid	High
EIX Basic EPS	$4.32	$4.47	$4.62
Less: Non-core Items	-	-	-
EIX Core EPS	$4.32	$4.47	$4.62

Edison International and Southern California Edison Declare Dividends

Today, the Board of Directors of Edison International declared a quarterly common stock dividend of
$0.6375 per share, payable on April 20, 2020, to shareholders of record on March 31, 2020. Additionally, the Board of Directors of Southern California Edison Company today declared dividends on preference and preferred stock. For more information, please see the related press release at www.edisoninvestor.com.

About Edison International

Edison International (NYSE:EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires and costs incurred to implement SCE's new customer service system;

•	ability of SCE to implement its WMP, including effectively implementing Public Safety Power Shut-Offs when appropriate;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
risks associated with AB 1054 effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the Wildfire Insurance Fund, the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in regulatory and legislative actions;

•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2019 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2019 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Events and Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, February 27, 2020, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-396-7644 (US) and 1-203-369-0527 (Int’l) - Passcode: 5284
Telephone replay available through March 12, 2020
Webcast:     www.edisoninvestor.com

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	Change	2019	2018	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.54	$(4.38)	$4.92	$4.15	$(0.95)	$5.10
Edison International Parent and Other	(0.14)	(0.11)	(0.03)	(0.37)	(0.45)	0.08
Discontinued operations	—	0.10	(0.10)	—	0.10	(0.10)
Edison International	0.40	(4.39)	4.79	3.78	(1.30)	5.08
Less: Non-core items
SCE	(0.54)	(5.39)	4.85	(0.86)	(5.37)	4.51
Edison International Parent and Other	(0.05)	(0.04)	(0.01)	(0.06)	(0.18)	0.12
Discontinued operations	—	0.10	(0.10)	—	0.10	(0.10)
Total non-core items	(0.59)	(5.33)	4.74	(0.92)	(5.45)	4.53
Core earnings (losses)
SCE	1.08	1.01	0.07	5.01	4.42	0.59
Edison International Parent and Other	(0.09)	(0.07)	(0.02)	(0.31)	(0.27)	(0.04)
Edison International	$0.99	$0.94	$0.05	$4.70	$4.15	$0.55
Note: Diluted earnings were $0.40 and $(4.39) per share for the three months ended December 31, 2019 and 2018, respectively, and $3.77 and $(1.30) per share for the twelve months ended December 31, 2019 and 2018, respectively.

Fourth Quarter and Full-Year Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended December 31,			Twelve months ended December 31,
(in millions)	2019	2018	Change	2019	2018	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$194	$(1,429)	$1,623	$1,409	$(310)	$1,719
Edison International Parent and Other	(51)	(35)	(16)	(125)	(147)	22
Discontinued operations	—	34	(34)	—	34	(34)
Edison International	143	(1,430)	1,573	1,284	(423)	1,707
Less: Non-core items
SCE[1,2,3,4]	(194)	(1,757)	1,563	(293)	(1,750)	1,457
Edison International Parent and Other[1,5]	(18)	(12)	(6)	(18)	(58)	40
Discontinued operations[1]	—	34	(34)	—	34	(34)
Total non-core items	(212)	(1,735)	1,523	(311)	(1,774)	1,463
Core earnings (losses)
SCE	388	328	60	1,702	1,440	262
Edison International Parent and Other	(33)	(23)	(10)	(107)	(89)	(18)
Edison International	$355	$305	$50	$1,595	$1,351	$244

[1]
Includes income tax benefit of $34 million, income tax benefit of $66 million and income tax expense of $12 million in 2018 related to the settlement of the 1994 ‒ 2006 California tax audit for discontinued operations, SCE and EIX parent and other, respectively.

[2]	Includes wildfire-related claims, net of recoveries of $218 million ($157 million after-tax) and $2,534 million ($1,825 million after-tax) in the fourth quarter of 2018 and 2019, respectively.

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

[3]
Includes amortization of SCE’s Wildfire Insurance Fund expenses of $85 million ($61 million after-tax) and $152 million ($109 million after-tax) for the quarter and year-ended December 31, 2019, respectively.

[4]
Includes an impairment charge of $171 million ($123 million after-tax) recorded in second quarter of 2019 for SCE related to the disallowed historical capital expenditures in SCE’s 2018 GRC final decision. The fourth quarter 2019 includes an additional $19 million income tax benefits ($88 million in full year 2019) related to changes in allocation of deferred tax re-measurement between customers and shareholders and impact from the approval of the Revised San Onofre Settlement Agreement.

[5]
Includes goodwill impairment at Edison Energy Group of $25 million ($18 million after-tax) in the fourth quarter 2019 and loss on sale of SoCore Energy of $56 million ($46 million after-tax) in April 2018.

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except per-share amounts, unaudited) )	2019	2018	2019	2018
Total operating revenue	$2,970	$3,009	$12,347	$12,657
Purchased power and fuel	991	1,062	4,839	5,406
Operation and maintenance	760	729	3,018	2,797
Wildfire-related claims, net of insurance recoveries	262	2,669	255	2,669
Wildfire insurance fund expense	85	—	152	—
Depreciation and amortization	470	480	1,730	1,871
Property and other taxes	97	94	399	395
Impairment and other	18	18	184	78
Other operating income	—	(2)	(5)	(7)
Total operating expenses	2,683	5,050	10,572	13,209
Operating income (loss)	287	(2,041)	1,775	(552)
Interest expense	(222)	(196)	(841)	(734)
Other income	42	21	193	197
Income (loss) from continuing operations before income taxes	107	(2,216)	1,127	(1,089)
Income tax (benefit)	(66)	(782)	(278)	(739)
Income (loss) from continuing operations	173	(1,434)	1,405	(350)
Income from discontinued operations, net of tax	—	34	—	34
Net income (loss)	173	(1,400)	1,405	(316)
Preferred and preference stock dividend requirements of SCE	30	30	121	121
Other noncontrolling interests	—	—	—	(14)
Net income (loss) attributable to Edison International common shareholders	$143	$(1,430)	$1,284	$(423)
Amounts attributable to Edison International common shareholders:
Income (loss) from continuing operations, net of tax	$143	$(1,464)	$1,284	$(457)
Income from discontinued operations, net of tax	—	34	—	34
Net income attributable to Edison International common shareholders	$143	$(1,430)	$1,284	$(423)
Basic earnings (loss) per common share attributable to Edison International common shareholders:
Weighted average shares of common stock outstanding	360	326	340	326
Continuing operations	$0.40	$(4.49)	$3.78	$(1.40)
Discontinued operations	—	0.10	—	0.10
Total	$0.40	$(4.39)	$3.78	$(1.30)
Diluted earnings (loss) per common share attributable to Edison International common shareholders:
Weighted average shares of common stock outstanding, including effect of dilutive securities	361	326	341	326
Continuing operations	$0.40	$(4.49)	$3.77	$(1.40)
Discontinued operations	—	0.10	—	0.10
Total	$0.40	$(4.39)	$3.77	$(1.30)

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$68	$144
Receivables, less allowances of $50 and $52 for uncollectible accounts at respective dates	788	730
Accrued unbilled revenue	488	482
Inventory	364	282
Income tax receivables	118	191
Prepaid expenses	214	148
Derivative assets	81	171
Regulatory assets	1,009	1,133
Wildfire Insurance Fund contributions	323	—
Other current assets	107	78
Total current assets	3,560	3,359
Nuclear decommissioning trusts	4,562	4,120
Other investments	64	63
Total investments	4,626	4,183
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,958 and $9,566 at respective dates	44,198	41,269
Nonutility property, plant and equipment, less accumulated depreciation of $86 and $82 at respective dates	87	79
Total property, plant and equipment	44,285	41,348
Regulatory assets	6,088	5,380
Wildfire Insurance Fund contributions	2,767	—
Operating lease right-of-use assets	693	—
Other long-term assets	2,363	2,445
Total long-term assets	11,911	7,825

Total assets	$64,382	$56,715

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	December 31, 2019	December 31, 2018
LIABILITIES AND EQUITY
Short-term debt	$550	$720
Current portion of long-term debt	479	79
Accounts payable	1,752	1,511
Customer deposits	302	299
Regulatory liabilities	972	1,532
Current portion of operating lease liabilities	80	—
Other current liabilities	1,388	1,254
Total current liabilities	5,523	5,395
Long-term debt	17,864	14,632
Deferred income taxes and credits	5,078	4,576
Pensions and benefits	674	869
Asset retirement obligations	3,029	3,031
Regulatory liabilities	8,385	8,329
Operating lease liabilities	613	—
Wildfire-related claims	4,568	4,669
Other deferred credits and other long-term liabilities	3,152	2,562
Total deferred credits and other liabilities	25,499	24,036
Total liabilities	48,886	44,063
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 361,985,133 and 325,811,206 shares issued and outstanding at respective dates)	4,990	2,545
Accumulated other comprehensive loss	(69)	(50)
Retained earnings	8,382	7,964
Total Edison International's common shareholders' equity	13,303	10,459
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Total equity	15,496	12,652

Total liabilities and equity	$64,382	$56,715

Edison International Reports Fourth Quarter and Full-Year 2019 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Twelve months ended December 31,
(in millions, unaudited)	2019	2018	2017
Cash flows from operating activities:
Net income (loss)	$1,405	$(316)	$668
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,803	1,940	2,115
Allowance for equity during construction	(101)	(104)	(87)
Impairment and other	184	78	738
Deferred income taxes	(284)	(527)	498
Wildfire Insurance Fund amortization expense	152	—	—
Other	29	35	34
Nuclear decommissioning trusts	(106)	(109)	(197)
Contributions to Wildfire Insurance Fund	(2,457)	—	—
Changes in operating assets and liabilities:
Receivables	(76)	(39)	6
Inventory	(83)	(49)	(12)
Accounts payable	288	(31)	50
Tax receivables and payables	88	32	(250)
Other current assets and liabilities	(13)	(79)	7
Regulatory assets and liabilities, net	(1,278)	(92)	4
Other noncurrent assets and liabilities	(42)	(197)	23
Net cash (used in) provided by operating activities	(307)	3,177	3,597
Cash flows from financing activities:
Long-term debt issued or remarketed, net of premium, discount and issuance costs of $4, $63 and $2 for the respective years	3,696	3,237	2,233
Long-term debt repaid	(82)	(654)	(1,285)
Term loan issued	1,750	—	—
Term loan repaid	(1,750)	—	—
Common stock issued	2,391	—	—
Preference stock issued, net	—	—	462
Preference stock redeemed	—	—	(475)
Short-term debt financing, net	(172)	(1,611)	1,084
Payments for stock-based compensation	(64)	(46)	(393)
Receipts from stock option exercises	58	26	215
Dividends and distribution to noncontrolling interests	(121)	(121)	(125)
Dividends paid	(810)	(788)	(707)
Other	7	39	(2)
Net cash provided by financing activities	4,903	82	1,007
Cash flows from investing activities:
Capital expenditures	(4,877)	(4,509)	(3,844)
Proceeds from sale of nuclear decommissioning trust investments	4,389	4,340	5,239
Purchases of nuclear decommissioning trust investments	(4,283)	(4,231)	(5,042)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	—	78	—
Other	93	83	61
Net cash used in investing activities	(4,678)	(4,239)	(3,586)
Net (decrease) increase in cash, cash equivalents and restricted cash	(82)	(980)	—
Cash, cash equivalents and restricted cash at beginning of year	152	1,132	114
Cash, cash equivalents and restricted cash at end of year	$70	$152	114